UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: May 31, 2017

ORBITAL TRACKING CORP.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18851 N.E. 29th Ave., Suite 700 Aventura, Florida (Address of principal executive offices)	33180 (Zip Code)

(305) 560-5355

(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ]           Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

Item 1.01 Entry Into a Material Definitive Agreement.

On May 31, 2017, Orbital Tracking Corp. (the “Company”) entered into separate subscription agreements (the “Subscription Agreement”) with accredited investors relating to the issuance and sale of $546,694 of shares of Series J convertible preferred stock (the “Series J Preferred Stock”) at a purchase price of $10.00 per share (the “Series J Offering”).

The terms of the Series J Preferred Stock are set forth in the Certificate of Designation of Series J Convertible Preferred Stock (the “Series J COD”) filed with the Secretary of State of the State of Nevada on May 31, 2017. The Series J Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to (i) multiplying the number of shares to be converted by the stated value thereof, and then (ii) dividing the result by the conversion price in effect immediately prior to such conversion. The stated value of each Series J Preferred Stock is $10.00 and the initial conversion price is $0.01 per share, subject to adjustment as set forth in the Series J COD. The Company is prohibited from effecting a conversion of the Series J Preferred Stock to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series J Preferred Stock. Each Series J Preferred Stock entitles the holder to cast one vote per share of Series J Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation.

The Subscription Agreement also contains other customary representations, warranties and agreements by the Company and the investors.

In connection with the Series J Offering, the Company obtained the consent of certain shareholders, as required under the agreements entered into by the Company and issued shares pursuant to applicable anti-dilution obligations.

The Company is required to issue to certain prior investors of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) additional shares of Series G Preferred Stock, which would be convertible into an aggregate of 38,805,668 shares of the Company’s common stock. However, in lieu of issuing such additional shares of Series G Preferred Stock, the Company will create a new series of preferred stock, to be designated as “Series K Preferred Stock” and will issue to such holders of Series G Preferred Stock an aggregate of 388,057 shares of Series K Preferred Stock, each of which shall be convertible into 100 shares of the Company’s common stock.

In addition, in order to proceed with the Series J Offering, the Company agreed to issue additional shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) and Series H Convertible Preferred Stock (the “Series H Preferred Stock”) to certain prior investors. However, in lieu of issuing such additional shares of Series F Preferred Stock and Series H Preferred Stock, the Company will issue to such holders of Series F Preferred Stock and Series H Preferred Stock an aggregate of 701,832 shares of Series K Preferred Stock, each of which shall be convertible into 100 shares of the Company’s common stock, or 70,183,243 shares.

In addition, certain creditors of the Company are also entitled to anti-dilution protection from issuances and as a result such creditors were, at the closing of the Series J Offering, issued an aggregate of 76,762 shares of Series K Preferred Stock convertible into 7,676,241 shares of common stock in full satisfaction of payments owed to them.

The terms of the Series K Preferred Stock are set forth in the Certificate of Designation of Series K Convertible Preferred Stock (the “Series K COD”) filed with the Secretary of State of the State of Nevada on May 31, 2017.

Capitalization

Preferred Stock – 50,000,000 shares authorized; $0.0001 par value

Series A – 20,000 authorized and -0- outstanding

Series B – 30,000 authorized and 6,666 outstanding

Series C – 4,000,000 authorized and 3,540,365 outstanding

Series D – 5,000,000 authorized and 3,158,984 outstanding

Series E – 8,746,000 authorized and 7,617,356 outstanding

Series F – 1,100,000 authorized and 1,099,998 outstanding

Series G – 10,090,000 authorized and 10,083,351 outstanding

Series H – 200,000 authorized and 87,500 outstanding

Series I – 144,944 authorized and 92,944 outstanding

Series J – 125,000 authorized and 54,669 outstanding

Series K – 1,250,000 authorized and 1,166,652 outstanding

Common Stock – 750,000,000 authorized; $0.0001 par value, 65,828,401 issued and outstanding. Reg S Common stock; 3,913 authorized, issued and outstanding.

Options – 2,850,000 and 10,000,000 fully vested options to purchase common stock, at an exercise price of $0.05 and $0.01, respectively. The Company intends to grant its Chief Executive Officer, David Phipps, 5,000,000 fully vested options, its Chief Financial Officer, Theresa Carlise, 3,750,000 fully vested options, its Director, Hector Delgado, 1,250,000 fully vested options and to its certain employees, who are related to our Chief Executive Officer as Parent/Child, 20,000,000 fully vested options, at an exercise price of $0.01.

The foregoing descriptions of the Subscription Agreement, the Series J Preferred Stock and the Series K Preferred Stock are not complete and are qualified in their entireties by reference to the full text of the form of Subscription Agreement, the Series J COD, the Series K COD and the issuance agreements with each creditor, copies of which are filed as Exhibit 10.1, Exhibit 3.1, Exhibit 3.2, Exhibit 10.2 and Exhibit 10.3, respectively, to this report and are incorporated by reference herein.

Approval Rights

As previously disclosed, for a period of one year from October 28, 2016, the Company shall not issue any or become subject to any indebtedness greater than $250,000, except for ordinary trade payables without the written consent of the holders of shares of Series H Preferred Stock holding more than 50% of the shares of Series H Preferred Stock (the “Series H Majority”) and the Company shall not issue any equity securities of the Company without the consent of the Series H Majority,

For a period of one year from May 31, 2017, the Company shall not issue any or become subject to any indebtedness greater than $250,000, except for ordinary trade payables without the written consent of the holders of shares of Series J Preferred Stock holding more than 50% of the shares of Series J Preferred Stock (the “Series J Majority”) and the Company shall not issue any equity securities of the Company without the consent of the Series J Majority,

Item 3.02 Unregistered Sales of Equity Securities

On May 31, 2017, the Company issued 54,669 shares of Series J Preferred Stock and 1,166,652 shares of Series K Preferred Stock. The details of these issuances are described in Item 1.01, which is incorporated by reference, in its entirety, into this Item 3.02. The Series J Preferred Stock and Series K Preferred Stock were issued solely to “accredited investors” in reliance on the exemptions from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Also on May 31, 2017, the Company issued 5,000,000 options to David Phipps, its Chief Executive Officer and a director, 3,750,000 options to Theresa Carlise, its Chief Financial Officer, 1,250,000 options to Hector Delgado, a director and 20,000,000 options to certain employees of the Company. The employees are adult children of our Chief Executive Officer. All of the options are fully vested, have an exercise price of $0.01 per share and a term of 10 years. The foregoing description of the option grants is qualified in its entirety by reference to the full text of the form of option agreement, a copy of which is filed as Exhibit 10.4 to this report and incorporated by reference herein. The options were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2017, the Company filed the Series J COD and the Series K COD with the Secretary of State of the State of Nevada, designating 125,000 shares of convertible preferred stock as Series J Preferred Stock and 1,250,000 shares of convertible preferred stock as Series K Preferred Stock. Item 1.01 is incorporated by reference in its entirety into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Series J Convertible Preferred Stock
3.2	Certificate of Designation of Series K Convertible Preferred Stock
10.1	Form of Subscription Agreement
10.2	Issuance Agreement for 66,977 shares of Series K Preferred Stock
10.3	Issuance Agreement for 9,786 shares of Series K Preferred Stock
10.4	Form of Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orbital Tracking Corp.

	By:	/s/ David Phipps
	Name:	David Phipps
	Title:	Chief Executive Officer

DATE: June 1, 2017